UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014

GREAT WESTERN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

100 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

On October 30, 2014, Great Western Bank (the “Bank”), a wholly owned subsidiary of Great Western Bancorp, Inc. (the “Company”), filed its Consolidated Reports of Condition and Income for A Bank with Domestic Offices Only—FFIEC 041, also known as a call report, as at and for the nine months ended September 30, 2014 with the Federal Deposit Insurance Corporation. The information presented in this call report is preliminary and unaudited, is presented solely for bank regulatory purposes in accordance with call report instructions, and relates only to the Bank, not the Company on a consolidated basis. The audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2014 prepared in accordance with U.S. generally accepted accounting principles is in process, but is not yet complete.

A copy of the publicly available portions of this call report is included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The publicly available portions of this call report will also be available through the Federal Financial Institutions Examination Counsel’s (the “FFIEC”) website at https://cdr.ffiec.gov/public on or about October 30, 2014. Information contained on or accessible through the FFIEC’s website is not incorporated by reference into this Current Report on Form 8-K, and reference to the FFIEC’s website is made as an inactive textual reference only.

In accordance with general instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Great Western Bank Consolidated Reports of Condition and Income for A Bank with Domestic Offices Only—FFIEC 041, as at and for the nine months ended September 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: October 30, 2014	By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title:	Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Great Western Bank Consolidated Reports of Condition and Income for A Bank with Domestic Offices Only—FFIEC 041, as at and for the nine months ended September 30, 2014.